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Investor and Media Contact:
Stacie D. Byars
Director, Communications
Targeted Genetics Corporation
(206) 660-2588

TARGETED GENETICS COMPLETES $19.5 MILLION
PRIVATE EQUITY FINANCING

SEATTLE, WA, June 28, 2007 - Targeted Genetics Corporation (NASDAQ: TGEN) today announced the completion of its private equity offering of 6.7 million shares of its common stock at a purchase price of $2.905 per share, together with warrants to purchase up to an aggregate of 6.7 million shares of common stock, subject to adjustment pursuant to the terms of the warrants, at a price of $3.25 per share of common stock. The gross proceeds from this financing were $19.5 million, with net proceeds from the financing of approximately $17.8 million after deducting the estimated costs associated with the transaction.

The lead investor in the financing was Special Situations Fund, through their Special Situations Life Sciences Fund and their Special Situations Fund III. Other investors included Fort Mason Partners, LP and Heights Capital Management, Inc. Rodman and Renshaw, LLC acted as the lead placement agent for the financing.

"This financing was completed with high-quality institutional investors and puts us in a healthier financial position to advance our clinical programs and pursue business development opportunities," said H. Stewart Parker, President and CEO of Targeted Genetics. "Our near-term milestones that we expect to achieve include: reporting additional Phase I/II clinical data in inflammatory arthritis and initiating the next clinical phase in this program; presenting data from our Phase II HIV/AIDS vaccine clinical program partnered with the International AIDS Vaccine Initiative; providing data from our Phase I clinical program for congestive heart failure, partnered with Celladon Corporation; and leveraging our patents related to expressed RNAi to capitalize on RNAi therapeutic opportunities."

About Targeted Genetics
Targeted Genetics Corporation is a biotechnology company committed to the development of innovative targeted molecular therapies for the prevention and treatment of acquired and inherited diseases with significant unmet medical need. Targeted Genetics' proprietary Adeno-Associated Virus (AAV) technology platform allows it to deliver genes that encode proteins to increase gene function or RNAi to decrease or silence gene function. Targeted Genetics' current product development efforts target inflammatory arthritis, AIDS prophylaxis, congestive heart failure and Huntington's disease. To learn more about Targeted Genetics, visit Targeted Genetics' website at www.targetedgenetics.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This release contains forward-looking statements regarding expected use of the proceeds from the offering, Targeted Genetics’ plans, objectives, intentions and expectations, Targeted Genetics' product development and clinical trials, Targeted Genetics liquidity, revenues from partners and contracts, and ability to meet its ongoing financial obligations and other statements about Targeted Genetics' plans, objectives, intentions and expectations. These statements, involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Factors that could affect Targeted Genetics' actual results include, but are not limited to, the risk that Targeted Genetics' revenues or expense do not meet its current expectations, that its clinical trials and product development do not proceed as expected, the possibility that Targeted Genetics decides to use the proceeds from the offering for purposes other than those described above, as well as other risk factors described in "Part I, Item 1A. Risk Factors" in Targeted Genetics' most recent annual report on Form 10-K or "Part II, Item 1A. Risk Factors" in Targeted Genetics' most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Targeted Genetics undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change its expectations.

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